Exhibit 12.2

SECTION 302 CERTIFICATION

I, Matias Gaivironsky, certify that:

1.           I have reviewed this Amendment No. 1 to the annual report on Form 20-F of IRSA Inversiones y Representaciones S.A. (the “Company”) for the fiscal year ended June 30, 2021 (as amended by Amendment No. 1, the “2021 Form 20-F”);

2.           Based on my knowledge, this Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the 2021 Form 20-F;

3.           Based on my knowledge, the financial statements, and other financial information included in the2021 Form 20-F, fairly present in all material respects the financial position, results of operations and cash flows of the registrant as of, and for, the periods presented in the 2021 Form 20-F annual report;

4.           The Company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15(d)-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Company and have:

a.           Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the 2021 Form 20-F report is being prepared;

b.           Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonableassurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.           Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in the 2021 Form 20-Four conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by the 2021 Form 20-Fbased on such evaluation;

d.           Disclosed in the 2021 Form 20-Fany change in the Company’s internal control over financial reporting that occurred during the period covered bythe 2021 Form 20-F that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

5.           The Company’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s board of directors (or persons performing the equivalent functions):

a.           All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

b.           Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

IRSA Inversiones y Representaciones Sociedad Anónima

Date: June 29, 2022	By:	/s/ Matías I. Gaivironsky
Name: Matías I. Gaivironsky
Title:Chief Financial and Administrative Officer